UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, HUMBL, Inc. (“HUMBL”) terminated Javier Gonzalez from his position as Chief Technology Officer. Mr. Gonzalez’s employment agreement with HUMBL provided for an initial term of 18 months, which initial term expired on December 3, 2022. Following the initial term, either party could terminate the employment agreement by providing 15 days’ prior written notice to the other party. HUMBL elected to exercise its right to terminate the employment agreement and provided Mr. Gonzalez with the applicable written notice. Mr. Gonzalez’s termination became effective on January 6, 2023. Because Mr. Gonzalez’s employment agreement was terminated after the initial term, HUMBL does not owe Mr. Gonzalez any severance or other payments. The functions performed by Mr. Gonzalez will be filled by the current technology team at HUMBL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO